Exhibit 10.31

***Sections 4 and 5 of this Amendment have been omitted pursuant to a request for confidential treatment and have been filed separately with the U.S. Securities and Exchange Commission.

Amendment #5
to
License Agreement 2003-03-0433

This amendment #5 (“Amendment #5”) is made by and between OcuSense, Inc., a Delaware corporation, having an address at 12707 High Bluff Drive, Suite 200, San Diego, California 92130 (“LICENSEE”) and The Regents of The University of California, a California corporation having its statewide administrative offices at 1111 Franklin Street, Oakland, California 94607-5200 (“UNIVERSITY”), represented by its San Diego campus having an address at University of California, San Diego, Technology Transfer & Intellectual Property Services, Mail-code 0910, 9500 Gilman Drive, La Jolla, California 92093-0910 (“UCSD”).

This Amendment #5 is effective on June 29, 2007 (“Amendment #5 Effective Date”).

RECITALS

WHEREAS, LICENSEE and UNIVERSITY previously entered into License Agreement #5003-03-0433 (“License”) as of March 12, 2003 (as amended 6/9/03, 9/5/05, 7/7/06 and 10/9/06) for the commercial development of UCSD invention disclosure SD2002-180 titled, “Volume Independent Tear Film Osmometer” (“Invention”);

WHEREAS, in its efforts to develop market opportunities for the Invention, LICENSEE has requested certain revisions and/or clarifications to the License so as to facilitate LICENSEE’s establishment of meaningful distribution channels and strategic partnerships, furthering the likelihood of realizing broad commercial markets for Invention;

WHEREAS, UNIVERSITY is desirous that LICENSEE achieve the broadest possible commercial success with Invention and therefore UNIVERSITY is amenable to clarifying the terms of LICENSEE’s agreement via the following amendments to License.

Therefore, it is hereby agreed that in consideration of a one-time license amendment fee of seven thousand five hundred dollars (US$7,500.00) payable upon execution of this Amendment #5:

1.	A new Paragraph 1.2(m) is added to the License to read:

“use and products for the measurement and/or analysis of biomarkers or other analytes in tears; for the diagnosis and/or management of diseases, but excluding the fields described in any of Paragraphs 1.2(a) through 1.2(l).”

2.	Paragraph 1.5 of the License is amended in its entirety to read as follows:

“”Patent Rights” shall include all of the patent rights listed in the table below, and: (i) any conversions or utility patent applications claiming priority thereto; (ii) any continuing applications or utility patent applications with respect thereto, including reissues, extensions, substitutions, continuations, divisions, and continuation-in-part applications to the extent the claims in such continuation-in-part applications are supported in the specification; (iii) any corresponding foreign applications or patents; (iv) and all patents filed by UNIVERSITY having claims which are supported by specifications of any of the foregoing.”

UCSD Case #	Application #	Patent #	Inventor(s)	Assignee	Parent
2002-180-1	60/311,198	NA	Sullivan	UC	NA
2002-180-2	60/401,432	NA	Sullivan	UC	NA
2002-180-3	10/400,617	7,017,394	Sullivan	UC	conversion dash 1 and 2
2002-180-4	10/722,084	7,051,569	Sullivan /Donsky	Joint UC/Ocusense	CIP of dash 3
2002-180-5	10/810,780	7,111,502	Sullivan /Donsky	UC	CIP of dash 3
2002-180-6	11/358,986	abandoned	Sullivan	UC	CIP of dash 3
2002-180-7 (2006-296)	60/912,129	NA	Sullivan	UC	CIP of dash 6
2002-180-7 (2006-296)	11/735,935		Sullivan	UC	CIP of dash 8
2002-180-8	11/327,884	7,204,122	Sullivan /Donsky	Joint UC/Ocusense	div of dash 4
2007-211-1	60/869,543		Sullivan /Donsky	Joint UC/Ocusense	CIP of dash 3

3.	A new Paragraph 2.2(e) is added to the License to read as follows:

“For so long as LICENSEE is licensed by UNIVERSITY under Section 2.1 above, if LICENSEE grants a license to a third party under its own interest in any of the Patent Rights licensed hereunder that are jointly owned by the parties, LICENSEE shall also concurrently grant a sublicense under this Paragraph 2.2 under UNIVERSITY’s interest in such jointly-owned Patent Rights.”

***Sections 4 and 5 in their entirety have been omitted pursuant to a request for confidential treatment and have been filed separately with the U.S. Securities and Exchange Commission.

6.       A new Paragraph 7.7 is added to the License to read as follows:

“Notwithstanding Paragraph 7.1 above, this Agreement will terminate upon written notice given by UNIVERSITY in its sole discretion, upon the filing of a claim in a court or government agency seeking a determination that any portion of UNIVERSITY’s Patent Rights is valid or unenforceable where the filing is by the LICENSEE, a third party on behalf of the LICENSEE, or a third party at the written urging of the LICENSEE; provided, however, that if any third party files such a claim on behalf of LICENSEE (not at the written urging of LICENSEE) and LICENSEE cooperates reasonably, as requested by the UNIVERSITY, to oppose such claim, then such filing by the third party shall not be grounds for termination; and further provided, however, that the right of termination set forth in this Paragraph 7.7 shall not apply with respect to (i) interference proceedings with respect to Patent Rights and patents or patent applications of LICENSEE or its Affiliates, (ii) any good faith correspondence between LICENSEE and the United States Patent and Trademark Office in the course of LICENSEE’s prosecution of its interest in the Patent Rights or its prosecution of  Patent Rights for which UNIVERSITY has granted LICENSEE prosecution rights and/or (ii) disputes regarding inventorship.  For clarity, the parties acknowledge that the filing of a claim or counterclaim by a third party in response to a suit or threatened suit for enforcement of the Patent Rights shall not be grounds for termination under this Paragraph 7.7.”

IN WITNESS WHEREOF, both UNIVERSITY and LICENSEE have executed this Amendment #5, in duplicate originals, by their respective and duly authorized officers on the day and year written.

OCUSENSE INC.		THE REGENTS OF THE
UNIVERSITY OF CALIFORNIA

By	“Eric Donsky”	By	”Jane Moores”
(signature)		(signature)

Name:	Eric Donsky	Name:	Jane Moores, Ph.D.
Title:	CEO	Title:	Interim Director
Technology Transfer & Intellectual
Property Services

Date 7/9/07		Date 7/2/07